Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated August 29, 2011 which is incorporated by reference in this Registration Statement (Form N-1A) of IronBridge Funds, Inc. to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 5 to the Registration Statement under the Securities Act of 1933 (File No. 333-165633).

/s/ Ernst & Young LLP

Chicago, Illinois

October 28, 2011